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                                                                    Exhibit 23.1

                      CONSENT OF THE INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 26, 1999 except as to Note 18 for which the date is August 27, 1999, in the Pre-Effective Amendment No. 3 to the Registration Statement (Form SB-2 No. 333-81981) and related Prospectus of COPE, Inc. for the registration of 900,000 shares of its common stock.

                                          ATAG Ernst & Young Ltd.

                                          K. McCabe         Y. Vontobel

Zurich, Switzerland
December 10, 1999